1

                  FINANCIAL STATEMENTS AND
                INDEPENDENT AUDITORS' REPORT

                    BURLINGTON ARBORETUM
                     LIMITED PARTNERSHIP

              DECEMBER 31, 1997, 1996 AND 1995
Burlington Arboretum Limited Partnership


                      TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT                           2

FINANCIAL STATEMENTS

     BALANCE SHEETS                                    3

     STATEMENTS OF OPERATIONS                          4

     STATEMENTS OF PARTNERS' DEFICIT                   5

     STATEMENTS OF CASH FLOWS                          6

     NOTES TO FINANCIAL STATEMENTS                     7

SUPPLEMENTAL INFORMATION

     INDEPENDENT    AUDITORS'   REPORT    ON    SUPPLEMENTAL
INFORMATION                                            15

     SCHEDULES OF EXPENSES                             16
                INDEPENDENT AUDITORS' REPORT

To the Partners
Burlington Arboretum Limited Partnership

     We have audited the accompanying balance sheets of Burlington Arboretum Limited Partnership as of December 31, 1997, 1996 and 1995, and the related statements of operations, partners' deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burlington Arboretum Limited Partnership as of December 31, 1997, 1996 and 1995, and the results of its operations, the changes in partners' deficit and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.





Boston, Massachusetts
March 2, 1998

            BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                         Balance Sheets

                December 31, 1997, 1996 and 1995
                                        1997      1996      1995
                             ASSETS

Investment in Real Estate:
 Land                                         $ 2,074,884   $
2,074,884                           $ 2,074,884
 Buildings, improvements and personal property, net
22,490,754                           23,163,275
23,918,733

                                     24,565,638
25,238,159                           25,993,617

Other Assets:
 Cash                                             287,786
245,774                                 172,005
 Tenant accounts receivable              11,295
43,085                                   22,741
 Reserve for replacements               153,899
82,262                                  110,525
 Security deposits funded               226,814
289,869                                 272,741
 Prepaid expenses and other assets      124,364
100,310                                  95,949
 Mortgage costs, net of accumulated amortization
  of $818,071, $766,447, and $714,823             697,697
749,321                                 800,945

                                      1,501,855
1,510,621                             1,474,906

   Total assets                     $26,067,493
$26,748,780                         $27,468,523

                LIABILITIES AND PARTNERS' DEFICIT

Liabilities Applicable to Investment in Real Estate:
   Mortgage payable                 $29,326,500
$29,326,500                         $29,326,500
  Deferred interest and related fees on mortgage
   payable                            2,266,350
2,216,927                             2,041,122
  Advances from general partner         395,533
395,533                                 395,533
  Advances from Dean Witter/Coldwell Banker       114,831
114,831                                 114,831
  Accrued mortgage interest and service fees      136,858
136,858                                 136,858

                                     32,240,072
32,190,649                           32,014,844

Other Liabilities:
 Accounts payable and accrued expenses             78,887
118,489                                 137,962
 Accrued management fees                 11,382
9,979                                    10,084
 Prepaid rent                             5,725
11,136                                    5,847
 Security deposits payable              223,466
289,211                                 270,478

                                        319,460
428,815                                 424,371

                                     32,559,532
32,619,464                           32,439,215

Partners' Deficit                    (6,492,039)
(5,870,684)                          (4,970,692)
                                   $26,067,493
$26,748,780                        $27,468,523
               See notes to financial statements.

            BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                    Statements of Operations

          Years ended December 31, 1997, 1996 and 1995

                                       1997      1996      1995
Revenue:
 Rental income                     $ 4,560,678         $
4,127,965                          $ 3,715,751
 Miscellaneous income                  116,091
53,355                                  40,662

                                     4,676,769
4,181,320                            3,756,413

 Less Vacancies                        105,345
50,711                                  30,834
  Tenant concessions and employee
   and model apartments                 52,810
47,809                                  29,639

                                     4,518,614
4,082,800                            3,695,940

Expenses:
 Rental                                 94,680
53,118                                  89,766
 Administrative                        275,086
232,490                                194,581
 Maintenance                           586,158
609,424                                540,552
 Utilities                             183,782
218,443                                175,816
 Insurance                              60,802
80,225                                  82,844
 Management fee                        156,411
121,375                                118,523
 Real estate taxes                     245,490
246,526                                254,742

                                     1,602,409
1,561,601                            1,456,824

                                     2,916,205
2,521,199                            2,239,116

Other income (expenses):
 Depreciation                         (832,798)
(820,992)                             (832,030)
 Amortization                          (51,624)
(51,624)                               (51,626)
 Interest income                         4,455
3,492                                    5,584
 Interest expense - mortgage        (2,551,006)
(2,445,480)                         (1,907,980)
 Mortgage servicing fees               (73,320)
(73,320)                               (73,319)
 Trustee fees                           (3,940)
(3,940)                                 (5,873)
 Program management fee                (29,327)
(29,327)                               (29,327)

                                    (3,537,560)
(3,421,191)                         (2,894,571)

  Net loss                         $  (621,355)        $
(899,992)                          $  (655,455)



               See notes to financial statements.

            BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                 Statements of Partners' Deficit

          Years ended December 31, 1997, 1996 and 1995

                                       1997      1996      1995
Partners' deficit, beginning       $(5,870,684)
$(4,970,692)                       $(4,315,237)

Net loss                              (621,355)
(899,992)                             (655,455)

Partners' deficit, ending          $(6,492,039)
$(5,870,684)                       $(4,970,692)






























               See notes to financial statements.

            BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                    Statements of Cash Flows

          Years ended December 31, 1997, 1996 and 1995

                                        1997      1996      1995
Cash flows from operating activities:
 Net loss                           $ (621,355)         $
(899,992)                           $ (655,455)
 Adjustments to reconcile net loss to net cash
  Provided by operating activities:
   Depreciation                        832,798
820,992                                832,030
   Amortization                         51,624
51,624                                  51,626
   Decrease (increase) in tenant accounts receivable
31,790                                 (20,344)
22,327
   (Increase) decrease in prepaid and other assets
(24,054)                                (4,361)
6,735
   (Decrease) increase in accounts payable and
     accrued expenses                  (32,102)
55,680                                 (82,002)
   Decrease in accrued mortgage interest and servicing
     Fees                                 -         -
(10,219)
   Increase in deferred interest and related fees on
     Mortgage payable                   49,423
175,805                                 29,326
   Increase (decrease) in accrued management fees
1,403       (105)                       10,084
   (Decrease) increase in prepaid rent            (5,411)
5,289     (4,428)
   (Increase) decrease in security deposits - net
(2,690)                                  1,605
(1,835)

     Net cash provided by operating activities
281,426                                186,193
198,189

Cash flows from investing activities:
 Investment in real estate            (167,777)
(140,687)                             (280,938)
 Decrease (increase) in reserve for replacements
(71,637)                                28,263
(13,859)

     Net cash used in investing activities      (239,414)
(112,424)                             (294,797)

Net increase (decrease) in cash         42,012
73,769                                 (96,608)

Cash beginning                         245,774
172,005                                268,613

Cash ending                         $  287,786          $
245,774                             $  172,005

Supplemental disclosure of cash flow information:
 Cash paid during the year for interest       $2,530,909
$2,288,052                          $1,918,202

Significant non-cash investing activity:
 Investment in real estate included in accounts
  payable                           $    -    $    7,500    $
82,653






               See notes to financial statements.

          BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                NOTES TO FINANCIAL STATEMENTS

              December 31, 1997, 1996 and 1995


NOTE  A  -  ORGANIZATION  AND SUMMARY OF  SIGNIFICANT  ACCOUNTING
POLICIES

Burlington Arboretum Limited Partnership was organized under the laws of the Commonwealth of Massachusetts on July 19, 1985, for the purpose of constructing and operating a rental housing project. The project consists of 312 units located in Burlington, Massachusetts and is currently operating under the name of Burlington Arboretum. The project contains both market rate rental units, moderate, and low-income rentals.

Each building of the project has qualified and been allocated low-income housing credits pursuant to Internal Revenue Code Section 42 (Section 42) which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. Each building of the project must meet the provisions of these regulations during each of fifteen consecutive years in order to remain qualified to receive the credits. The low-income housing credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

Use of Estimates

The  preparation  of  financial  statements  in  conformity  with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported
amounts   of   assets   and   liabilities   and   disclosure   of
contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                NOTES TO FINANCIAL STATEMENTS

              December 31, 1997, 1996 and 1995

NOTE  A  -  ORGANIZATION  AND SUMMARY OF  SIGNIFICANT  ACCOUNTING
(continued)

Investment in Real Estate

Investment in real estate is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method for financial reporting purposes.

Mortgage Costs

Mortgage costs are amortized over the term of the mortgage using the straight-line method.

Rental Income

Rental  income  is  recognized as  rentals  become  due.   Rental
payments  received  in advance are deferred  until  earned.   All
leases between the Partnership and tenants of the property are operating leases.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since the taxable income or loss passes through to, and is reportable by, the partners individually.

          BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                NOTES TO FINANCIAL STATEMENTS

              December 31, 1997, 1996 and 1995

NOTE B - INVESTMENT IN REAL ESTATE

Buildings,   improvements  and  personal  property  at   December
31, 1997, 1996 and 1995 are summarized as follows:

         Category   Useful Life              1997      1996
1995
Buildings and improvements               40 years
$28,530,941         $28,405,180          $28,339,646
Personal property    5-10 years            1,177,481
1,142,965             1,142,965

                                29,708,422
29,548,145           29,482,611

Less accumulated depreciation
7,217,668             6,384,870            5,563,878

                               $22,490,754
$23,163,275         $23,918,733

NOTE C - MORTGAGE PAYABLE

The Partnership is obligated under the terms of a mortgage, financed by the issuance of Housing Revenue Bonds, by the
Burlington Housing Authority (a subdivision of the Commonwealth of Massachusetts). The total amount outstanding on this obligation was $29,326,500 at December 31, 1997, 1996 and 1995. Effective August 1, 1994, certain terms of the mortgage were modified and the Minimum Base
Interest rate was reduced from 7.25% to 5.35%. The mortgage bears interest at a Minimum Base Interest of 5.35%. Interest is paid monthly, but in no event can interest paid be less than the Minimum Base Interest of 5.35%. An
Additional Base Interest of 3.65% is payable to the extent of cash flow. Commencing in 1993, the Partnership decided to accrue Additional Base Interest to the extent of cash flows only, due to the uncertainty of payment upon maturity. Cumulative unpaid Additional Base Interest up to
$1,200,000 is deferred until sale or refinancing of the project. To the extent there is cash flow after payment of
Minimum Base Interest and Additional Base Interest totaling 9%, the Partnership is obligated to pay additional interest up to 20% of the excess cash flow, resulting in a cumulative interest rate not to exceed 14%, the Contingent Interest Rate.
          BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                NOTES TO FINANCIAL STATEMENTS

              December 31, 1997, 1996 and 1995

NOTE C - MORTGAGE PAYABLE (continued)

Interest expensed was as follows:

                                 1997      1996      1995
Minimum base interest         $1,568,964          $1,568,964$1,568,964

Additional base interest         982,042             876,516   339,016

Total interest expensed       $2,551,006          $2,445,480$1,907,980

Accrued  Additional  Base  Interest at December  31,  1997,  1996
and    1995    was   $2,014,144,   $1,994,047   and   $1,847,567,
respectively. The unrecorded Additional Base Interest at December 31, 1997, 1996 and 1995 amounted to $267,849,
$199,570 and $97,015, respectively. Upon termination of the Partnership Agreement, maturity or refinance of the mortgage, this Additional Base Interest may be required to be paid.

All  unpaid  principal  and  accrued  interest  are  due  on  the earlier of September 22, 2011 (maturity) or as noted under the bond documents, the bond holder has the option to cause the bonds to be prepaid on any interest payment date on or after September 22, 2003 (the First Mandatory Redemption
Date).

In connection with the change in the interest rate, as noted above, the First Mandatory Redemption Date would be extended from September 22, 2003 to January 1, 2006. The final maturity date of the bonds will remain September 22, 2011.
Such acceleration requires notification by the lender, in writing, six months prior to such date.

Under the terms of the mortgage agreement, the Partnership is also obligated to pay monthly to the lender an annual service fee of .25% of the bonds outstanding. During 1997,
1996  and  1995,  $73,320,  $73,320  and  $73,319,  respectively, was charged to operations. In addition, the Partnership pays an annual program management fee of .10% of the bonds outstanding. During 1997, 1996 and 1995, $29,327, $29,327
and  $29,327,  respectively, was charged to  operations.   As  of
December               31,               1997,               1996

          BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                NOTES TO FINANCIAL STATEMENTS

              December 31, 1997, 1996 and 1995

NOTE C - MORTGAGE PAYABLE (continued)

and  1995,  $252,209,  $222,882 and $193,555,  respectively,  has been accrued and is payable to the extent of surplus cash flow.

Under  agreements  with  the  mortgage  lender,  the  Partnership
is   required  to  make  monthly  escrow  deposits   for   taxes,
insurance and replacement of project assets.

The   liability  of  the  Partnership  under  the   mortgage   is
limited   to   the   underlying  value   of   the   real   estate
collateral plus other amounts deposited with the lender or trustee.

NOTE D - RELATED PARTY TRANSACTIONS

Development Fee

The  project  incurred  a development fee  of  $1,022,100  during
1990 which was paid and capitalized as a cost of the building. The total development fee, under the terms of an agreement entered into during 1987, is $2,162,000. The balance of $1,139,900, plus interest at 10%, is due to an affiliate of a Limited Partner upon sale or refinancing of the project. Due to the uncertainty regarding the ultimate payment of the balance of the fee, it has not been recorded as of December 31, 1997, 1996 and 1995.

Management Fee

The Management Agreement is with an affiliate of the general partner, Burlington Apartments, Inc. (BAI) for a fee of up to 5% of gross collections. On November 1, 1994 BAD entered into a subagent agreement for a base management fee of 3% of gross collections with a non-related management company. The subagent is also entitled to an incentive management fee based on achieving certain targeted gross receipts. Total management fee charged to operations in 1997, 1996 and 1995
was   $156,411,  $121,375  and  $118,523,  respectively.   During
1997,                                                          an

          Burlington Arboretum Limited Partnership

                 NOTES TO FINANCIAL STATEMENTS

                December 31, 1997, 1996 and 1995

NOTE D - RELATED PARTY TRANSACTIONS (continued)

incentive   management   fee  of  $20,291   was   paid   to   the
subagent. This amount was included in the management fee charged to operations for the period. The incentive management fee was paid at .50% of gross receipts, as defined per the Management Agreement.

One requirement of the change in the Minimum Base Interest rate, as described in Note C, is that the general partner's management fee will be accrued only if the property pays interest on the mortgage at a rate of 7.25% for 12 consecutive months. Since this interest payment level was not achieved in 1997, 1996 and 1995, the fee has not been accrued. The unpaid management fee at December 31, 1997, 1996 and 1995 was $45,266. For financial statement purposes this amount is included in Advances from General Partner.

During  1994,  in  conjunction with the  change  in  the  Minimum
Base Interest rate described in Note C, the general partner advanced $105,267 on behalf of the Partnership. In addition, the general partner paid the final installment on the line of credit of $25,000. At December 31, 1997, 1996 and 1995, the amount due to the general partner was $350,267, which is noninterest bearing and due on demand. For financial statement purposes this amount is included in Advances from General Partner.

NOTE E - ADVANCES FROM DEAN WITTER/COLDWELL BANKER

In conjunction with the change in the mortgage described in Note C, the bond servicer, Dean Witter/Coldwell Banker Tax Exempt Mortgage Fund, L.P. advanced funds to the Partnership to pay operating expenses. At December 31, 1997, 1996 and 1995, the amount due to Dean Witter/Coldwell Banker was $114,831, which is non-interest bearing and due on demand.

          Burlington Arboretum Limited Partnership

                NOTES TO FINANCIAL STATEMENTS

              December 31, 1997, 1996 and 1995

NOTE F - CONCENTRATION OF CREDIT RISK

The   Partnership  maintains  its  cash  balances  in  one  bank.
The  balances  are  insured  by  the  Federal  Deposit  Insurance
Corporation up to $100,000. As of December 31, 1997, the uninsured portion of the cash balances held was $251,810.

The   Partnership  maintains  its  replacement   reserve   escrow
account  with  State Street Bank.  The balances  are  insured  by
the   Federal  Deposit  Insurance  Corporation  up  to  $100,000.
As of December 31, 1997, the uninsured portion of the cash balances held was $53,899.
                    SUPPLEMENTAL INFORMATION
    INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTAL INFORMATION



To the Partners
Burlington Arboretum Limited Partnership


     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the basic financial statements. The supplemental information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





Boston, Massachusetts
March 2, 1998

            BURLINGTON ARBORETUM LIMITED PARTNERSHIP
                      Schedules of Expenses
          Years ended December 31, 1997, 1996 and 1995
                                           1997   1996     1995
Rental:
 Rental salaries                        $ 44,277         $ 33,664
$ 34,216
 Advertising                              14,876           11,340
13,969
 Bad debts                                28,360            5,797
33,729
 Miscellaneous renting expenses            7,167            2,317
7,852
                                        $ 94,680         $ 53,118
$ 89,766

Administrative:
 Manager's salaries                     $ 58,022         $ 50,458
$ 64,924
 Office salaries                          90,060           85,678
62,634
 Legal                                             3,845    1,462
3,654
 Telephone                                10,066            9,496
7,894
 Accounting                               11,350           10,850
10,350
 Trustee fees                               -      3,950    5,874
 Office supplies and expense              15,355           20,006
11,231
 Postage                                   1,829            2,704
2,045
 ISC administrative                       14,449           13,452
15,179
 Corporate package expense                55,341           17,023
-
 Miscellaneous administrative             14,769           17,411
10,796
                                        $275,086         $232,490
$194,581

Maintenance:
 HVAC maintenance                       $  7,578         $  8,700
$  3,047
 Decorating contract, salaries and supplies      168,636  180,001
177,938
 Cleaning contract                        69,161           63,198
48,173
 Maintenance salaries                     97,549           82,280
72,880
 Grounds maintenance, contract and salaries       59,464   57,257
57,879
 Rubbish removal                          27,361           28,978
25,546
 Miscellaneous maintenance                14,664           12,302
16,289
 Pool salaries and expenses               13,748           12,512
13,964
 Repairs - general                        66,152           89,153
44,357
 Repairs - painting exterior                -        600     -
 Repairs - roof                           14,697           11,874
2,153
 ISC maintenance                          19,656           22,631
26,608
 Fire maintenance                           -      -        5,122
 Motor vehicle expense                     4,568            7,519
7,370
 Snow removal                              3,410           21,612
12,516
 Exterminating                             1,086              968
903
 Recreation services and supplies         15,226            7,211
22,621
 Security contract and supplies            3,202            2,628
3,186
                                        $586,158         $609,424
$540,552

            BURLINGTON ARBORETUM LIMITED PARTNERSHIP

                      Schedules of Expenses

          Years ended December 31, 1997, 1996 and 1995
                           (continued)
                                           1997   1996     1995
Utilities:
 Water and sewer                        $116,407         $157,385
$111,681
 Electricity                              60,031           55,349
59,513
 Gas heat                                  7,344            5,709
4,622
                                        $183,782         $218,443
$175,816

